Exhibit 99.1

MGT Capital Nears 100 Petahash Cryptocurrency Mining Milestone

By PR Newswire, February 06, 2018, 03:15:00 PM EDT

Announces Purchase of 2,000 Additional Bitmain S9 Antminer Rigs

DURHAM, N.C., Feb. 6, 2018 /PRNewswire/ — MGT Capital Investments, Inc. (OTCQB:MGTI) today that it has executed a new purchase order with Bitmain Technologies for 1,000 S9 Antminer mining rigs, with shipment expected in March 2018. Also, the Company purchased and has received an additional 1,000 new S9 Antminers from a third party.

Following shipment and setup, and in conjunction with the Company’s current rigs in operation or undergoing deployment, MGT’s cryptocurrency mining operations will be comprised of over 7,000 Bitmain S9’s plus 50 GPU-based Ethereum miners. The Company expects all rigs announced to date to be operating by the end of the first quarter of 2018, at which point the machines are expected to generate nearly 100 Ph/s of total hash power.

“Notwithstanding the recent weakness in Bitcoin pricing, our operating efficiency and debt-free balance sheet allow MGT to grow and generate substantial free cash flow. This swift selloff will solidify our standing as a world-class leader in crypto mining. Moving forward, we are extremely confident of our further expansion opportunities,” stated Stephen Schaeffer, President of the Company’s Crypto-Capital Strategies business unit.

About MGT Capital Investments, Inc.

With facilities in northern Sweden and WA state, MGT Capital Investments, Inc. (OTCQB:MGTI) ranks as one of the largest U.S. based Bitcoin miners. Further, the Company continues to execute on an expansion model to grow its crypto assets materially.

The Company also owns a portfolio of cyber security technologies, including the Company’s first product, Sentinel, an enterprise class network intrusion detector which was released in October 2017. The Company also owns the intellectual property associated with developing and marketing a mobile phone with extensive privacy and anti-hacking features. The cybersecurity products were guided by John McAfee, the Company’s former Chief Cybersecurity Visionary. MGT is presently evaluating various alternatives for its cybersecurity business.

For more information on the Company, please visit: http://www.mgtci.com

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor and Media Contact

Grace Livingston

glivingston@mgtci.com

919.973.0954

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SOURCE MGT Capital Investments, Inc.